Latham & Watkins
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       555 Eleventh Street, N.W., Suite I000 o Washington, D.C. 20004-I304
                 TELEPHONE: (202) 637-2200 o FAX: (202) 637-220I


                                  May 22, 2001


Tanger Factory Outlet Centers, Inc.
Tanger Properties Limited Partnership
3200 Northline Avenue, Suite 360
Greensboro, North Carolina 27408

                  Re: $400,000,000 Aggregate Offering Price of Securities of Tanger Factory Outlet Centers, Inc. and
                           Tanger Properties Limited Partnership

Ladies and Gentlemen:

                  We are acting as special counsel to Tanger Factory Outlet Centers, Inc., a North Carolina corporation (the "Company"), and Tanger Properties Limited Partnership, a North Carolina limited partnership (the "Operating Partnership"), in connection with the registration statement on Form S-3 (the "Registration Statement") being filed by the Company and the Operating Partnership with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended, relating to the offering from time to time, as set forth in the prospectus contained in the Registration Statement (the "Prospectus") and as to be set forth in one or more supplements to the Prospectus, by the Operating Partnership of up to $200,000,000 aggregate offering price of one or more series of debt securities (the "Debt Securities"), each such series of Debt Securities which may be unconditionally guaranteed by the Company (the "Guarantees") and by the Company of up to $200,000,000 aggregate offering price of (i) common shares, par value $.01 per share (the "Common Shares"), (ii) one or more series of preferred shares, par value $.01 per share (the "Preferred Shares"), (iii) depository shares representing Preferred Shares (the "Depository Shares") and (iv) warrants representing a right to acquire Common Shares (the "Common Share Warrants"). The Debt Securities, the Guarantees, Common Shares, Preferred Shares, Depository Shares and Common Share Warrants are collectively referred to as the "Securities."

                  In connection with our representation of the Company and the Operating Partnership, you have requested our opinion concerning the statements in the Registration Statement under the caption "Material Federal Income Tax Considerations To Tanger Factory Outlet Centers, Inc. Of Its REIT Election."

                  This opinion is based on various facts and assumptions, and is conditioned upon certain representations made by the Company and the Operating Partnership as to factual matters through a certificate of an officer of the Company (the "Officer's Certificate"). In addition, this opinion is based upon the factual representations of the Company and the Operating Partnership concerning its business, properties and governing documents as set forth in the Registration Statement.

                  In our capacity as counsel to the Company and the Operating Partnership, we have made such legal and factual examinations and inquiries, including an examination of originals or copies certified or otherwise identified to our satisfaction of such documents, corporate records and other instruments as we have deemed necessary or appropriate for purposes of this opinion. In our examination, we have assumed the authenticity of all documents submitted to us as originals, the genuineness of all signatures thereon, the legal capacity of natural persons executing such documents and the conformity to authentic original documents of all documents submitted to us as copies. For the purpose of our opinion, we have not made an independent investigation, or audit of the facts set forth in the above referenced documents or in the Officer's Certificate. In addition, in rendering this opinion we have assumed the truth and accuracy of all representations and statements made to us which are qualified as to knowledge or belief, without regard to such qualification.

                  We are opining herein as to the effect on the subject transaction only of the federal income tax laws of the United States and we express no opinion with respect to the applicability thereto, or the effect thereon, of other federal laws, the laws of any state or any other jurisdiction or as to any matters of municipal law or the laws of any other local agencies within any state.

                  Based on such facts, assumptions and representations and subject to the limitations set forth in the Registration Statement, the statements in the Registration Statement under the caption "Material Federal Income Tax Considerations To Tanger Factory Outlet Centers, Inc. Of Its REIT Election" are the opinion of Latham & Watkins as to the material federal income tax considerations to the Company of its election to be a "real estate investment trust" as defined in the Code.

                  No opinion is expressed as to any matter not discussed herein.

                  This opinion is rendered to you as of the date of this letter, and we undertake no obligation to update this opinion subsequent to the date hereof. This opinion is based on various statutory provisions, regulations promulgated thereunder and interpretations thereof by the Internal Revenue Service and the courts having jurisdiction over such matters, all of which are subject to change either prospectively or retroactively. Also, any variation or difference in the facts from those set forth in the representations described above, including in the Registration Statement or the Officer's Certificate may affect the conclusions stated herein. Moreover, the Company's qualification and taxation as a real estate investment trust depends upon the Company's ability to meet, through actual annual operating results, asset diversification, distribution levels and diversity of stock ownership, the various qualification tests imposed under the Code, the results of which have not been and will not be reviewed by Latham & Watkins. Accordingly, no assurance can be given that the actual results of the Company's operation for any one taxable year will satisfy such requirements.

                  This opinion is furnished to you, and is for your use in connection with the transactions set forth in the Registration Statement. This opinion may not be relied upon by you for any other purpose, or furnished to, quoted to, or relied upon by any other person, firm or corporation, for any purpose, without our prior written consent. We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our name under the caption "Legal Matters" in the Registration Statement.


                                                          Very truly yours,



                                                          /s/ Latham & Watkins